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                                                                   Exhibit 10.14

                                Amendment to the
                     Dime Bancorp, Inc. Stock Incentive Plan

                          Effective September 19, 1997

            1. Section 11 of the Plan is amended to add a new sentence at the end thereof to read as follows:

            "Notwithstanding anything in the Plan to the contrary, following the occurrence of a Change in Control (as defined in Section 16), a tandem Stock Appreciation Right shall be exercisable during the same period and shall be subject to the same terms and conditions that otherwise would apply to the tandem Stock Appreciation Right had an event described in clause (1), (3) or (4) of Section 16 occurred at the same time as the Change in Control."

            2. Section 12 of the Plan is amended to add a new sentence at the end thereof to read as follows:

            "Notwithstanding anything in the Plan to the contrary, following the occurrence of a Change in Control (as defined in Section 16), a free-standing Stock Appreciation Right shall be exercisable during the same period and shall be subject to the same terms and conditions that otherwise would apply to the free-standing Stock Appreciation Right had an event described in clause (1), (3) or (4) of Section 16 occurred at the same time as the Change in Control."

      3. The language of the first textual sentence of Section 16 preceding clause (1) thereof is amended to read as follows:

            "Subject to such limitations as may be specified by the Committee in individual option, Stock Appreciation Right or Restricted Stock agreements or grant letters, all options, Stock Appreciation Rights and rights to purchase Restricted Stock theretofore granted under the Plan that are held by an individual who is in service with Dime Bancorp, Inc. or any Subsidiary thereof at the time of the occurrence of any of the events described in clauses (1) through (4) of this sentence shall immediately become fully exercisable upon the earliest of"

            4. Clauses (2) and (3) of the first textual sentence of Section 16 of the Plan are renumbered as clauses (3) and (4), respectively, and a new clause (2) is added immediately after clause (1) of such sentence to read as follows:

            "(2) the occurrence of a Change in Control, or"
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            5. The third textual sentence of the first paragraph of Section 16 is amended to read as follows:

            "All restrictions imposed upon Restricted Stock theretofore purchased under the Plan or with respect to which rights to purchase are then outstanding shall terminate upon the occurrence of a Terminating Event or a Change in Control."

            6. Section 16 of the Plan is amended to add at the end thereof the following new paragraph to read as follows:

                  "As used herein, a "Change in Control" shall mean the
            occurrence of any of the following events:

                  (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Dime Bancorp, Inc. (the "Company") (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities;

                  (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Company: individuals who, on July 24, 1997, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 24, 1997 or whose appointment, election or nomination for election was previously so approved or recommended;

                  (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (A) a merger or consolidation which would result in the
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                  voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent
                  (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or
                  (B) a merger or consolidation effected solely to implement a recapitalization of the Company or The Dime Savings Bank of New York, FSB (the "Bank") (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or the Bank (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's or the Bank's then outstanding securities; or

                  (IV) the stockholders of the Company or the Bank approve a plan of complete liquidation or dissolution of the Company or the Bank, respectively, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of the Company's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition.

                  As used in connection with the foregoing definition of Change in Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act;
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            "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company."